UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2011

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road Charlotte, North Carolina		28201-1017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Underwriting Agreement

On January 25, 2011, Family Dollar Stores, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, relating to the sale by the Company of $300 million aggregate principal amount of its 5.00% Senior Notes due 2021 (the “Notes”).

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Company is filing this Current Report on Form 8-K to file with the Commission certain items related to the offering of the Notes that are to be incorporated by reference into its Registration Statement on Form S-3ASR (Registration No. 333-171843), filed with the Securities and Exchange Commission on January 25, 2011.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibits

1.1	Underwriting Agreement, dated as of January 25, 2011, between the Company and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date:	January 27, 2011	By:	/s/ Kenneth T. Smith
Kenneth T. Smith
Senior Vice President - Chief Financial Officer